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                          Arnold Berman & Company, LLP
                          Certified Public Accountants


                                                                Arnold L. Berman
                                                                Rebecca Drechsel

                                 March 17, 2000

Securities & Exchange Commission
450 fifth Street, N.W.
Washington, DC 20549

                               Re: Navarone, Inc.

Ladies/Gentlemen:

         We have read Item 4 of the Form 8-K dated March 27, 2000 for Navarone, Inc. and agree with the statements contained therein.

                                 Very truly yours,

                                 ARNOLD BERMAN & COMPANY, LLP


                                 By: /s/ Arnold Berman & Company, LLP
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